Exhibit 10.1

AMENDMENT TO
GROUP PURCHASING PROGRAM AGREEMENT

THIS AMENDMENT to the Group Purchasing Program Agreement of October 28, 2004 is made and entered into as of October 20, 2006, by and between Henry Schein, Inc., a Delaware corporation (“HSI”) and VeriChip Corporation, a Delaware corporation (“VeriChip”).

WITNESSETH:

WHEREAS, VeriChip and HSI are parties to a Group Purchasing Program Agreement (the “Original Agreement”); and

WHEREAS, HSI and VeriChip desire to extend the term of the Original Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, HSI and VeriChip agree as follows:

1.    Term of Agreement. Section 1 of the Original Agreement is hereby amended by replacing the words “two (2) years” with the words “two years and three months.”

2.    No Other Changes. Except as specifically provided in paragraph 1, all terms of the Original Agreement shall remain in effect and shall not be modified hereby, and provisions regarding notices and governing law contained in the Original Agreement shall apply to this Amendment as well.

IN WITNESS WHEREOF, the Parties have executed this Agreement under seal effective the date first written above.

       HENRY SCHEIN, INC.                    VERICHIP CORPORATION

       By:  /s/ Louis J. Ferraro                                By:  /s/ Kevin McLaughlin
              Name: Louis J. Ferraro                     Kevin McLaughlin
              Title:  VP and General Manager                                     CEO
                   Medical Group

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